Exhibit 3.44

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:26 PM 09/01/2004

FILED 02:08 PM 09/01/2004

SRV 040638227 - 3849650 FILE

CERTIFICATE OF FORMATION

OF

WHITNEY RANCH VILLAGE 5 LLC

1. The name of the limited liability company is Whitney Ranch Village 5 LLC.

2. The address of the limited liability company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Whitney Ranch Village 5 LLC, this 1st day of September 2004.

DAWN-MARIE ALESON

Authorized Person

[00000562.1 - 335.338]

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:59 PM 02/22/2005

FILED 03:21 PM 02/22/2005

SRV 050144467 - 3849650 FILE

CERTIFICATE OF AMENDMENT

OF

Whitney Ranch Village 5 LLC

1. The name of the limited liability company is Whitney Ranch Village 5 LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Whitney Ranch Village 5 LLC this 8th day of February, 2005.

Richard S. Robinson

Senior Vice President

DE084 - 2/12/2002 C T System Online